UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 16, 2015 (the “Effective Date”), Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), entered into a Termination and Release Agreement (the “Agreement”), by and among the Company, Christopher Ricciardi, a member of the Company’s Board of Directors (the “Board”), Stephanie Ricciardi, Mr. Ricciardi’s spouse, The Ricciardi Family Foundation, a New York charitable not-for-profit corporation of which Mr. and Mrs. Ricciardi serve as directors (together with Stephanie Ricciardi and Christopher Ricciardi, the “Ricciardi Parties”), and Mead Park Capital Partners LLC (“Mead Park”), of which Mr. Ricciardi is a member and the sole manager.

Pursuant to the Agreement, in connection with the termination of the Mead Park Purchase Agreement (as defined below) and all rights and obligations thereunder and the mutual release of claims set forth in the Agreement, on the Effective Date: (i) Mead Park transferred to the Company 487,291 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) the Ricciardi Parties transferred to the Company 1,512,709 shares of Common Stock; (iii) the Company and Mead Park terminated in its entirety, effective as of the Effective Date, that certain Securities Purchase Agreement, dated as of May 9, 2013, by and among the Company, Mead Park and, solely for purposes of Section 6.3 thereof, Mead Park Holdings LP (the “Mead Park Purchase Agreement”); and (iv) the Company transferred $4 million in cash to accounts designated by Christopher Ricciardi for the benefit of the Ricciardi Parties and Mead Park.

The Agreement provides that, during the period beginning on the Effective Date and ending on the date that is the first anniversary of the Effective Date (the “Agreement Period”), if the Company or its majority owned subsidiary, IFMI, LLC, makes any public or nonpublic offering or sale of any securities (“New Securities”), subject to certain exceptions, then Christopher Ricciardi will be afforded the opportunity to acquire, for the same price and on the same terms as New Securities are proposed to be offered to others, up to the amount of New Securities required to enable Christopher Ricciardi to maintain his proportionate equivalent interest in the Company immediately prior to any such issuance of New Securities.

In addition, pursuant to the Agreement, if, during the Agreement Period, any meeting occurs at which the Company’s stockholders vote for the election of the Company’s directors, then (i) the Board will nominate Christopher Ricciardi to stand for election to the Board at such meeting; and (ii) the Board will (a) recommend to the Company’s stockholders the election of Christopher Ricciardi at such meeting, and (b) solicit proxies for Christopher Ricciardi in connection with such meeting to the same extent as it does for any of its other nominees to the Board.

The Agreement contains standstill provisions applicable to each of Mead Park and the Ricciardi Parties, subject to limited exceptions.

The Agreement also contains a mutual release of claims between the Company, on one hand, and Mead Park and the Ricciardi Parties, on the other hand, and contains customary representations and warranties made by such parties.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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Item 1.02                                           Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

As disclosed in Item 1.01 of this Current Report on Form 8-K, pursuant to the Agreement, the Company and Mead Park terminated the Mead Park Purchase Agreement effective as of the Effective Date.  The Company did not incur any early termination penalties in connection with such termination of the Mead Park Purchase Agreement.  The material terms of the Mead Park Purchase Agreement were summarized in the Company’s Current Report on Form 8-K, which the Company filed with the U.S. Securities and Exchange Commission on May 13, 2013 (the “May 2013 Form 8-K”) and which summary is incorporated by reference into this Item 1.02.  Such summary of the Mead Park Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Mead Park Purchase Agreement, which was filed as Exhibit 10.1 to the May 2013 Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description
10.1*

Termination and Release Agreement, dated as of October 16, 2015, by and among Mead Park Capital Partners LLC, Christopher Ricciardi, Stephanie Ricciardi, The Ricciardi Family Foundation and Institutional Financial Markets, Inc.

*                 Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: October 16, 2015	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

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